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EXHIBIT 4

                           GENERAL SECURITY AGREEMENT

         Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 14, 2002, by and among Security Biometrics, Inc., a Nevada corporation ("Biometrics"), Lightec Communications Inc., a New York corporation ("Lightec"), LT Acquisition Corp., a New York corporation ("Newco"), Maryanne Richard ("M.A. Richard") and Michael Richard, and in consideration of the Promissory Note dated June ____, 2002 (the "Note") in the principal amount of $1,000,000.00 accepted by M.A. Richard from Biometrics, Newco, for the benefit of Biometrics, hereby grants to M.A. Richard a security interest in the Collateral, as defined herein, and agrees that M.A. Richard shall have the rights, remedies and benefits hereinafter set forth.

     The term "Liabilities" shall mean and include any and all indebtedness, obligations and liabilities of any kind arising under the Note and all costs and expenses that Biometrics shall become obligated to pay pursuant hereto.

         The terms "Collateral" or "Security" shall mean and include the following personal property of Newco, including that which is hereafter acquired:

         (a) Accounts; (b) Deposit Accounts; (c) Investment property; (d) Letter-of-credit rights and Letters of credit; (e) rights to payment evidenced by chattel paper or an instrument; (f) rights to payment for money or funds advanced or sold; and (g) all Proceeds of any and all of the foregoing.

         THIS GENERAL SECURITY AGREEMENT AND ALL RIGHTS PROVIDED FOR HEREIN ARE EXPRESSLY SUBJECT AND SUBORDINATE TO ANY AND ALL SECURITY AGREEMENTS WITH, AND TO ANY AND ALL SECURITY INTERESTS IN OR TO ANY OR ALL OF THE COLLATERAL OR SECURITY GRANTED BY NEWCO TO, ANY BANK OR OTHER COMMERCIAL OR FINANCIAL INSTITUTION NOT AFFILIATED WITH BIOMETRICS OR NEWCO, OR ANY OF THEIR OFFICERS OR DIRECTORS ("INSTITUTIONAL LENDERS") WHETHER GRANTED BEFORE OR AFTER THE DATE HEREOF. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THIS SECURITY AGREEMENT AND ALL RIGHTS PROVIDED


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FOR HEREIN ARE CO-EQUAL IN PRIORITY AND PARI PASSU WITH THE GENERAL SECURITY
AGREEMENT WITH, AND THE SECURITY INTERESTS IN OR TO, ANY AND ALL OF THE COLLATERAL OR SECURITY INTERESTS BEING GRANTED BY NEWCO TO, THE SYNERGEX GROUP PARTNERSHIP, A CONNECTICUT PARTNERSHIP ("SYNERGEX"), PURSUANT TO A GENERAL SECURITY AGREEMENT OF EVEN DATE HEREWITH IN CONNECTION WITH A LOAN BEING MADE BY SYNERGEX TO BIOMETRICS SIMULTANEOUSLY HEREWITH TO FACILITATE THE EXECUTION AND CONSUMMATION BY BIOMETRICS OF ITS OBLIGATIONS UNDER THE MERGER AGREEMENT.

     At any time and from time to time, upon the request of M.A. Richard, the undersigned will (1) deliver and pledge to M.A. Richard, endorsed and/or accompanied by such evidence of assignment and transfer, in such forms and substance as M.A. Richard may reasonably request, any and all instruments or documents as M.A. Richard may reasonably specify in the request which relate(s) to any security interest granted pursuant hereto; (2) give, execute, deliver, file and/or record any notice, statement, instrument, document, agreement or other papers that may be reasonably necessary or desirable, or that M.A. Richard may reasonably request, in order to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable M.A. Richard to exercise and enforce her rights hereunder or with respect to such security interest; and (3) keep and stamp or otherwise mark any and documents and chattel paper and her individual books and records relating to accounts and contract rights in such manner as M.A. Richard may reasonably require.

     Newco hereby authorizes M.A. Richard to file any financing statement under the Uniform Commercial Code in respect to any security interest created pursuant to the Note which may at any time be required or shall, in the opinion of M.A. Richard, at any time be desirable naming Newco as debtor and M.A. Richard as secured party, and indicating therein the types or describing the items of Security herein specified. In the event that any


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     recording, rerecording, filing or refiling thereof (or the filing of any statement of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, M.A. Richard may cause the same to be recorded, rerecorded, filed and/or refiled at the time and in the manner determined by M.A. Richard. Additionally, Newco hereby authorizes M.A. Richard to sign any such financing statement on behalf of Newco and file or record the same and Newco hereby irrevocably designates M.A. Richard, her agents, representatives and designees, as agents and attorney-in-fact for Newco for this purpose. Except in connection with superior, priority security interests granted to Institutional Lenders and the co-equal and pari passu security interest and rights of Synergex, Newco will not file or authorize or permit to be filed in any jurisdiction any such financing or like statement in which M.A. Richard is not named as sole secured party without the prior written consent of M.A. Richard, which consent shall not be unreasonably withheld or delayed. Newco shall give M.A. Richard prior written notice of the grant of any superior, priority security interests to Institutional Lenders after the date hereof; provided Newco's failure to do so shall not affect the validity or priority of any such superior lien.


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         M.A. Richard shall have a security interest in and be deemed to have possession of any of the Collateral or Security in transit or set apart for it or for any of her agents, associates or correspondents.

         If an event of default, as defined in the Note (which terms are incorporated herein by this reference) or a breach or violation of any of the terms of this agreement occurs (an "Event of Default"), which shall remain uncured after any applicable grace period, M.A. Richard, at her discretion may in her name or in the name of the undersigned or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Security (SUBJECT ALWAYS TO THE SUPERIOR SECURITY INTERESTS OF INSTITUTIONAL LENDERS AND THE CO-EQUAL AND PARI PASSU SECURITY INTEREST AND RIGHTS OF SYNERGEX), but shall be under no obligation to do so, or M.A. Richard may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release any of the Security, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the undersigned. M.A. Richard shall not be required to take any steps necessary to preserve any rights against prior parties or in and to any of the Security. Upon an Event of Default hereunder, or in connection with any of the Liabilities (whether such default be that of the undersigned) Newco shall, at the request of M.A. Richard, assemble and make the Security available at such place or places as M.A. Richard designates.

         M.A. Richard shall have the rights and remedies with respect to the Security of a secured party under the Uniform Commercial Code (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted). In addition, with respect to the Security, or any part thereof, M.A. Richard may, upon and after the occurrence of an Event of Default has occurred, sell or


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cause the Security to be sold in New York State, or elsewhere, in one or more sales or parcels, at such price as M.A. Richard may reasonably deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Security, at any broker's board or at public or private sale, without demand or performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived) and M.A. Richard or anyone else may be the purchaser of any or all of the Security so sold and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of the undersigned, any such demand, notice or right and equity being hereby expressly waived and released. The undersigned is obligated to pay to M.A. Richard all expenses incidental to the enforcement of any of the provisions hereof, including but not limited to attorney's fees, or any actual or attempted sale, repossession, enforcement, collection, compromise or settlement of any of the Security or receipt of the proceeds thereof, and for the care of the Security and defending or asserting the rights and claims of M.A. Richard in respect thereof, by litigation or otherwise, including expenses of insurance; and all such expenses shall be Liabilities within the terms of this agreement.

         If the undersigned shall, or any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party or other person liable upon or for any of the Liabilities or Security shall die, become insolvent (however such insolvency may be evidenced), commit any act of bankruptcy, or make general assignment for the benefit of creditors, or if the undersigned or any co-partnership of which the undersigned is a member (or members) shall suspend the transaction of its, his, her or their usual business, or any judgment is docketed or lien filed against the undersigned or any such co-partnership, maker, drawer, acceptor, endorser, guarantor, surety, accommodation party or other person, or if a petition in bankruptcy or for any relief under any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension shall be filed, or any proceeding shall be instituted under any such law by or against the undersigned or any such co-partnership, maker, drawer, acceptor, endorser, guarantor, surety, accommodation party or other party, or if any governmental authority or any court at the instance thereof shall take possession of any substantial


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part of the property, or, assume control over the affairs or operations of, or a receiver, trustee or conservator shall be appointed of any substantial part of the property of, or a writ or order of attachment or garnishment shall be issued or made against any of the property of, the undersigned or of any such co-partnership, asker, drawer, acceptor, endorser, guarantor, surety, accommodation party or other person, or if any debts or other liabilities of the undersigned or of any such co-partnership, maker, drawer, acceptor, endorser, guarantor, surety, accommodation party or other person shall become due and payable, or if the undersigned shall be dissolved or be a party to any merger or consolidation without the written consent of M.A. Richard, the Liabilities shall, at the option of M.A. Richard, become due and payable forthwith.

         No delay on the part of M.A. Richard in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. No waiver shall be enforceable against M.A. Richard unless in writing, signed by M.A. Richard, and shall be limited solely to the one event. The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits which M.A. Richard may otherwise have. The undersigned hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Security.

         No provision hereof shall be modified or limited except by a written instrument signed by M.A. Richard, expressly referring hereto and to the provision so modified or limited. The undersigned, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the Liabilities or Security of the undersigned shall apply to any Liability or any Security of any or all of them. This agreement shall be binding upon the heirs, executors, administrators, assigns or successors of the undersigned, and shall inure to the benefit of and be enforceable by M.A. Richard, her successors, transferees and assigns; shall so continue in force notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise. Unless the context otherwise requires all terms used herein which are defined in the Uniform Commercial Code shall have the meaning therein stated.


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         If this agreement shall be terminated or revoked by operation of law, the undersigned will indemnify and save M.A. Richard harmless from any loss which may be suffered or incurred by M.A. Richard in acting hereunder prior to the receipt by M.A. Richard, her successors, transferees or assigns of notice of such termination or revocation. In the event that any part of this agreement is determined by any court of competent jurisdiction to be unenforceable, the balance of this agreement shall remain in full force and effect unless M.A. Richard gives the undersigned written notice by registered mail, return receipt requested, of her intention to terminate this agreement, in which event all of the obligations of the undersigned to M.A. Richard shall immediately become due and payable. If any part of this agreement shall be determined by any court of competent jurisdiction to be unenforceable against any of the undersigned, the same shall nevertheless be and remain enforceable against the remaining parties.

     The undersigned warrants and represents that all Security in which a security interest is or will be granted to M.A. Richard is and will at all times be valid and subsisting, free and clear of all liens and encumbrances, except the one created hereunder or as otherwise contemplated herein or in the Merger Agreement; that the undersigned will defend the title and security interest at its own cost and expense; that all representations are continuing in nature; that the undersigned is authorized to execute this agreement; that the undersigned is a corporation, in good standing in the state of its incorporation, is authorized and licensed to do business in every state where it does business, that the execution of this agreement does not violate its certificate of incorporation, its by-laws or any other agreement to which it is a party or pursuant to which any of its assets are bound or affected.

        The security interest created herein shall attach without the execution or delivery to M.A. Richard of any instruments, documents, trust receipts, assignments or other agreements of transfer, and in the event that any such paper, instruments, documents or other agreements of transfer are or will be delivered to M.A. Richard, the same are and will be in furtherance and in addition to the security interest created by virtue of this agreement.


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         This agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of State of New York, without regard to her principles of conflicts of law

Dated: June ____, 2002
       New York, New York

                                             LT ACQUISITION CORP.

                                             ___________________________________
                                             By:
                                             Title:
Attest:

___________________________________



AGREED AND ACCEPTED:

___________________________________
MARYANNE RICHARD


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